April 10, 1998

Fidelity Investments Life Insurance Company
Fidelity Investments Variable Annuity Account I
82 Devonshire Street
Boston, Massachusetts 02109
 Re: Registration No. 33-24400
Ladies and Gentlemen:
 We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 13 to the Registration Statement on Form N-4 (File No. 33-24400) for Fidelity Investments Variable Annuity Account I filed by the Account with the Securities and Exchange Commission pursuant to the Securities Act of 1933.
 Very truly yours,
 JORDEN BURT BOROS CICCHETTI  BERENSON & JOHNSON LLP

 By:   /s/Michael Berenson
   Michael Berenson